U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 30, 2010

EAGLE FORD OIL & GAS CORP.
__________________________________________________
(Exact Name of Small Business Issuer as Specified in its Charter)

NEVADA
________________________________________
(State or other Jurisdiction as Specified in Charter)

000-51656	75-2990007
(Commission file number)	(I.R.S. Employer Identification No.)

3315 Marquart St.
Suite 202
Houston, Texas 77027
_______________________________
(Address of Principal Executive Offices)

713-771-5500
____________________
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 –CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OF OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ELECTION OF DIRECTORS

On November 24, 2010, the Board of Directors of the Company adopted the following resolutions, effective as of November 24, 2010.

Richard A. Bobigian has been elected a Director of Eagle Ford Oil and Gas Corp.  Mr. Bobigian is the President and Chief Executive of the Marshfield Oil and Gas Corp.  Marshfield is involved in the development of oil and gas exploration in the State of Texas, and was formed in January 2008.  Mr. Bobigian is also the President and Chief Executive of The Black Pool Energy Group, LLC, the general partner of Black Pool Energy LP.  Black Pool Energy was formed in January 2005.  Prior to forming the Black Pool Energy group, Mr. Bobigian managed most of the business functions of Osprey Petroleum Company.  Beginning in October 1999, Osprey Petroleum was engaged in oil and gas development along the Texas Shelf area of the Gulf Coast.  Prior to that, Mr. Bobigian was engaged in the oil and gas business using various special purpose entities to invest in both upstream and midstream assets.

Mr. Bobigian earned a Bachelor of Science degree in Geologic Engineering from the Colorado School of Mines, and is currently a resident of Houston, Texas.  Mr. Bobigian is a long time shareholder of Eagle Ford Oil and Gas Corp.

There are no arrangements or understandings between Mr. Bobigian and any other person pursuant to which he was selected as a Director. There are no family relationships between Mr. Bobigian or any director or other executive officer of the Company. The Company is not aware of any transaction in which Mr. Bobigian has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EAGLE FORD ENERGY OIL & GAS CORP.

Date: November 30, 2010	By:	/s/ Richard H. Adams
Name: Richard H. Adams
Title: Chairman of the Board